EXHIBIT 99

Public Service Enterprise Group 80 Park Plaza Newark, NJ 07102

CONTACTS
Investor Relations:	Media Relations:
973-430-6565	973-430-5924
Carlotta.Chan@pseg.com	Marijke.Shugrue@pseg.com

PSEG ANNOUNCES 2022 FIRST QUARTER RESULTS

NET LOSS OF <$0.01 PER SHARE DRIVEN BY MARK TO MARKET ADJUSTMENTS

NON-GAAP OPERATING EARNINGS OF $1.33 PER SHARE

CEO Leadership Succession to Begin September 1

Re-Affirms 2022 Non-GAAP Operating Earnings Guidance of $3.35—$3.55 per Share

(May 3, 2022 – Newark, NJ) Public Service Enterprise Group (NYSE: PEG) reported a Net Loss of $2 million, or less than $0.01 per share for the first quarter of 2022, compared to Net Income of $648 million, or $1.28 per share, in the first quarter of 2021. The Net Loss reported for the first quarter of 2022 reflects $674 million of reconciling items, which are predominantly mark to market adjustments that are routinely excluded from non-GAAP Operating Earnings as shown in Attachments 7 and 8. Non-GAAP Operating Earnings for the first quarter of 2022 were $672 million, or $1.33 per share, compared to non-GAAP Operating Earnings of $650 million, or $1.28 per share in the first quarter of 2021.

Ralph Izzo, chair, president and chief executive officer said, “Our non-GAAP results for the first quarter reflect solid utility and nuclear operations and rate base growth from regulated investments, as well as lower cost resulting from the completed sale of PSEG Fossil that will benefit first-half 2022 comparisons.”

On April 19, Ralph Izzo announced his retirement from PSEG. Izzo continued, “It has been an honor and a privilege to serve as CEO for the last 15 years. I started at PSEG 30 years ago and I have always endeavored to put the company and the communities we serve on a sustainable path. I am proud that PSEG is shaping a future where customers use less energy, the energy they use is cleaner than ever before, and delivered with reliability unsurpassed in our history, while adding shareholder value.”

As part of a planned leadership succession, the PSEG Board of Directors elected Ralph LaRossa, PSEG’s chief operating officer, as president and chief executive officer effective September 1, 2022. Izzo will serve as executive chair of the board effective September 1 until his retirement from PSEG on December 31, 2022, in support of a smooth transition. LaRossa will assume the additional responsibilities of chair of the board on January 1, 2023.

The following tables provide a reconciliation of PSEG’s Net Income/(Loss) to non-GAAP Operating Earnings for the first quarter. See Attachments 7 and 8 for a complete list of items excluded from Net Income/(Loss) in the determination of non-GAAP Operating Earnings.

PSEG CONSOLIDATED (unaudited)

First Quarter Comparative Results

	Income ($ millions)		Diluted Earnings (Per Share)
	2022	2021	2022	2021
Net Income/(Loss)	$(2)	$648	$(0.00)	$1.28
Reconciling Items	674	2	1.34	—
Share Differential*	—	—	(0.01)	—
Non-GAAP Operating Earnings	$672	$650	$1.33	$1.28
Average Shares			501	507

*

Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the three months ended March 31, 2022 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, fully diluted average shares outstanding of 504 million were used, including the three million potentially dilutive shares as they were dilutive to non-GAAP results. As a result of the use of different denominators for GAAP Net Loss and non-GAAP Operating Earnings, a reconciling line item, “Share Differential,” has been added to the year-to-date 2022 results to reconcile the two Earnings/(Loss) per share calculations.

Ralph Izzo added, “We are re-affirming our 2022 non-GAAP Operating Earnings guidance of $3.35—$3.55 per share. Our regulated investment programs are producing predictable utility growth, and the Conservation Incentive Program (CIP) is effectively minimizing variations on electric and gas revenues from the rollout of our energy efficiency programs and other impacts such as weather. We are on track to execute PSE&G’s $2.9 billion, 2022 capital spending plan, part of PSEG’s five-year, $15 billion to $17 billion capital plan through 2025, with over 90% directed toward PSE&G.”

PSEG 2022 Non-GAAP Operating Earnings Guidance

($ millions, except EPS)	2022E
PSE&G	$1,510 - $1,560
Carbon-Free, Infrastructure & Other	170 - 220

PSEG non-GAAP Operating Earnings	$1,680 - $1,780
PSEG non-GAAP Operating EPS	$3.35 - $3.55

E = Estimate

Guidance for Carbon-Free, Infrastructure & Other excludes results related to the fossil generating assets sold in February 2022.

Financial Results and Outlook

PSE&G

Public Service Electric & Gas

First Quarter 2022 and 2021 Comparative Results

($ millions, except EPS)	1Q 2022	1Q 2021	Q/Q Change
Net Income	$509	$477	$32
Earnings Per Share	$1.02	$0.94	$0.08
Share Differential	(0.01)	—	(0.01)
Non-GAAP Operating EPS*	$1.01	$0.94	$0.07

*

For non-GAAP per share calculation, for the three months ended March 31, 2022, fully diluted average shares outstanding of 504 million were used, including the three million potentially dilutive shares as they were dilutive to non-GAAP results. As a result of the use of different denominators for GAAP Net Loss and non-GAAP Operating Earnings, a reconciling line item, “Share Differential,” has been added to the year-to-date 2022 results to reconcile the two Earnings/(Loss) per share calculations.

For the first quarter of 2022, PSE&G Net Income rose by $32 million, or by 6.7%, compared with first quarter 2021 results. PSE&G’s first quarter 2022 non-GAAP Operating Earnings improved driven by revenue growth from ongoing capital investment programs. Compared to the first quarter of 2021, Transmission was $0.03 per share unfavorable, reflecting the August 2021 implementation of a new Transmission formula rate, including a lower return on equity, partly offset by growth in rate base. For distribution, Gas margin improved by $0.08 per share over first quarter 2021, half of which was driven by the scheduled recovery of investments made under Gas System Modernization Program II, with the balance reflecting growth in the number of gas customers, and the true up from the Conservation Incentive Program. Electric margin rose by $0.02 per share compared to the first quarter of 2021, also reflecting a higher number of customers and the implementation of the CIP mechanism. Other margin, primarily related to appliance service, was $0.02 per share favorable compared with the first quarter of 2021.

O&M expense was $0.02 per share unfavorable compared with first quarter 2021, reflecting timing and various costs. Higher depreciation expense reduced results by $0.01 per share reflecting higher plant in service. Lower pension expense added $0.01 per share compared to first quarter 2021. In addition, the impact of PSEG’s $500 million share repurchase had a $0.01 per share benefit in the first quarter of 2022. Flow through taxes and other items had a net unfavorable impact of $0.01 per share compared to first quarter 2021, driven by the use of an annual effective tax rate that will reverse over the remainder of the year.

Winter weather in the first quarter of 2022 (measured by heating degree-days) was slightly colder than normal. As a result of implementing the CIP in 2021, variations in weather (positive or negative) have a limited impact on electric and gas margins while enabling the widespread adoption of PSE&G’s energy efficiency programs. For the trailing 12-months ended March 31, weather-normalized electric and gas sales reflected lower Residential (lower by 4.8% and 3.2%, respectively) and higher Commercial and Industrial (higher by 3.3% and 2.8%, respectively) sales, as more people return to work outside the home. Growth in the number of electric and gas customers remained positive by approximately 1% during the trailing 12-month period.

In November 2021, PSE&G filed an Infrastructure Advancement Program to invest $848 million in last mile reliability and electric vehicle make-ready infrastructure. This filing is currently pending before the New Jersey Board of Public Utilities (BPU). Consistent with the procedural schedule in this case, settlement discussions currently are taking place, and final action from the BPU is anticipated in the fall.

PSE&G invested approximately $656 million during the first quarter and is on track to execute its planned 2022 capital investment program of $2.9 billion. The 2022 capital spending program includes infrastructure upgrades to its transmission and distribution facilities, as well as the continued rollout of the Clean Energy Future investments in energy efficiency, energy cloud (smart meters) and electric vehicle charging infrastructure.

PSE&G’s forecast of Net Income for 2022 is unchanged at $1,510 million - $1,560 million.

PSEG Carbon-Free, Infrastructure & Other

Carbon-Free, Infrastructure & Other

First Quarter 2022 and 2021

($ millions, except EPS)	1Q 2022	1Q 2021	Q/Q Change
Net Income/(Loss)	$(511)	$171	$(682)
Earnings/(Loss) Per Share (EPS)	$(1.02)	$0.34	$(1.36)
Non-GAAP Operating Earnings	$163	$173	$(10)
Non-GAAP Operating EPS	$0.32	$0.34	$(0.02)

*	Non-GAAP Operating Earnings for 1Q 2022 exclude the results of fossil generation sold in February 2022.

Carbon-Free, Infrastructure & Other (CFIO) reported a Net Loss of $511 million ($1.02 per share) for the first quarter of 2022 and non-GAAP Operating Earnings of $163 million ($0.32 per share). This compares to first quarter 2021 Net Income of $171 million and non-GAAP Operating Earnings of $173 million, which included results of the divested fossil assets.

For the first quarter of 2022, electric gross margin declined by $0.27 per share, primarily due to the absence of Solar Source and the completed sale of the 6,750 MW fossil portfolio in February 2022. This reduction in gross margin also includes recontracting approximately 8 TWh of nuclear generation at a $3/MWh lower average price. Higher margins from Gas Operations of $0.04 per share compared favorably with the year-earlier quarter.

Year over year cost comparisons were better by $0.21 per share due to the divestitures, driven by lower O&M, depreciation and interest expense that will mainly benefit first-half 2022 results. The third and fourth quarters of 2021 reflected the sale of Solar Source in June, the cessation of fossil depreciation from August onward, and the retirement of PSEG Power’s outstanding debt in October.

Taxes and other was a favorable $0.01 per share comparison versus first quarter 2021 results. Parent activity was $0.01 per share unfavorable compared with the first quarter 2021, reflecting higher interest expense.

Nuclear generating output increased by over 2% to 8.4 TWh, reflecting the absence of the coast-down to Hope Creek’s Spring 2021 refueling. The full availability of Hope Creek during the first quarter of 2022 helped the nuclear fleet operate at a capacity factor of 100% for the first quarter. PSEG is forecasting generation output of 21 to 23 TWh for the remaining quarters of 2022, and has hedged approximately 95% - 100% of this production at an average price of $28 per MWh. For 2023, PSEG is forecasting nuclear baseload output of 30 to 32 TWh and has hedged 95% - 100% of this output at an average price of $30 per MWh. For 2024, PSEG is forecasting nuclear baseload output of 29 to 31 TWh and has hedged 50% - 55% of this output at an average price of $31 per MWh.

The forecast of non-GAAP Operating Earnings for Carbon-Free, Infrastructure & Other is unchanged at $170 million - $220 million. The CFIO guidance for 2022 excludes results related to the fossil assets sold in February 2022. All free cash flow generated from the fossil operations prior to the closing were translated into an adjustment to the final purchase price.

Recent Financing Activity

In March 2022, PSEG and PSEG Power consolidated their revolving credit agreements into a master credit facility with total borrowing capacity of $2.75 billion. PSE&G expanded its existing revolving credit agreement to provide for $1 billion of credit capacity. Both facilities are extended through March 2027. As of March 31, PSEG’s total available credit capacity was $3.2 billion, in addition to approximately $1.6 billion of cash and short-term investments on PSEG’s balance sheet inclusive of $910 million at PSE&G.

PSEG Power had net cash collateral postings of $1.5 billion at March 31 related to out-of–the-money hedge positions from higher energy prices during the first quarter of 2022. Collateral postings have continued to increase subsequent to March 31, as power prices continued to rise. At the end of April, PSEG Power had net cash collateral postings of $2.6 billion. The majority of this collateral relates to hedges in place through the end of 2023 and is expected to be returned as PSEG Power satisfies its obligations under those contracts.

In March 2022, PSEG Power closed on a $1.25 billion, variable rate 3-year term loan. PSE&G issued its first “Green Bond” in March 2022, $500 million of Secured Medium-Term Notes due 2032, under PSEG’s new Sustainable Financing Framework. Subsequent to March 31, PSEG entered into a $1.5 billion, variable rate term loan.

###

PSEG will host a conference call to review its First Quarter 2022 results with the financial community at 11AM EDT today. This event can be accessed by visiting https://investor.pseg.com/investor-news-and-events to register.

Public Service Enterprise Group Inc. (PSEG) (NYSE: PEG) is a publicly traded diversified energy company with approximately 12,500 employees. Headquartered in Newark, N.J., PSEG’s principal operating subsidiaries are: Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island. PSEG is a Fortune 500 company included in the S&P 500 Index and has been named to the Dow Jones Sustainability Index for North America for 14 consecutive years. (https://corporate.pseg.com).

Non-GAAP Financial Measures

Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Non-GAAP Operating Earnings exclude the impact of returns (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and material one-time items.

See Attachments 7 and 8 for a complete list of items excluded from Net Income/(Loss) in the determination of non-GAAP Operating Earnings. The presentation of non-GAAP Operating Earnings is intended to complement, and should not be considered an alternative to the presentation of Net Income/(Loss), which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings as presented in this release may not be comparable to similarly titled measures used by other companies.

Due to the forward looking nature of non-GAAP Operating Earnings guidance, PSEG is unable to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure. Management is unable to project certain reconciling items, in particular MTM and NDT gains (losses), for future periods due to market volatility.

Forward-Looking Statements

Certain of the matters discussed in this report about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	any inability to successfully develop, obtain regulatory approval for, or construct transmission and distribution, and solar and wind generation projects;

•

the physical, financial and transition risks related to climate change, including risks relating to potentially increased legislative and regulatory burdens, changing customer preferences and lawsuits;

•

any equipment failures, accidents, critical operating technology or business system failures, severe weather events, acts of war, terrorism, sabotage, cyberattack or other incidents that may impact our ability to provide safe and reliable service to our customers;

•	any inability to recover the carrying amount of our long-lived assets;

•	disruptions or cost increases in our supply chain, including labor shortages;

•	any inability to maintain sufficient liquidity or access sufficient capital on commercially reasonable terms;

•	the impact of cybersecurity attacks or intrusions or other disruptions to our information technology, operational or other systems;

•	the impact of the ongoing coronavirus pandemic;

•	failure to attract and retain a qualified workforce;

•	inflation, including increases in the costs of equipment, materials, fuel and labor;

•	the impact of our covenants in our debt instruments on our business;

•	adverse performance of our nuclear decommissioning and defined benefit plan trust fund investments and changes in funding requirements;

•	the failure to complete, or delays in completing, the Ocean Wind 1 offshore wind project and the failure to realize the anticipated strategic and financial benefits of this project;

•	fluctuations in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;

•	our ability to obtain adequate nuclear fuel supply;

•	market risks impacting the operation of our nuclear generating stations;

•	changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns;

•	third-party credit risk relating to our sale of nuclear generation output and purchase of nuclear fuel;

•	any inability to meet our commitments under forward sale obligations;

•	reliance on transmission facilities to maintain adequate transmission capacity for our nuclear generation fleet;

•	the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments;

•	PSE&G’s proposed investment programs may not be fully approved by regulators and its capital investment may be lower than planned;

•

the absence of a long-term legislative or other solution for our New Jersey nuclear plants that sufficiently values them for their carbon-free, fuel diversity and resilience attributes, or the impact of the current or subsequent payments for such attributes being materially adversely modified through legal proceedings;

•	adverse changes in and non-compliance with energy industry laws, policies, regulations and standards, including market structures and transmission planning and transmission returns;

•

risks associated with our ownership and operation of nuclear facilities, including increased nuclear fuel storage costs, regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as financial, environmental and health and safety risks;

•	changes in federal and state environmental laws and regulations and enforcement;

•	delays in receipt of, or an inability to receive, necessary licenses and permits; and

•	changes in tax laws and regulations.

All of the forward-looking statements made in this report are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward- looking statements made in this report apply only as of the date of this report. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this report are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

From time to time, PSEG and PSE&G release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings at the bottom of the webpage at https://investor.pseg.com or navigating to the Email Alerts webpage here.

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Three Months Ended March 31, 2022
	PSEG	Eliminations(b)	PSE&G	Carbon-Free, Infrastructure & Other (CFIO)(a)
OPERATING REVENUES	$2,313	$(584)	$2,284	$613
OPERATING EXPENSES
Energy Costs	1,245	(584)	968	861
Operation and Maintenance	794	(7)	463	338
Depreciation and Amortization	283	6	241	36
Losses on Asset Dispositions and Impairments	43	—	—	43

Total Operating Expenses	2,365	(585)	1,672	1,278
OPERATING INCOME (LOSS)	(52)	1	612	(665)
Income from Equity Method Investments	4	—	—	4
Net Gains (Losses) on Trust Investments	(68)	(2)	—	(66)
Other Income (Deductions)	5	(5)	19	(9)
Non-Operating Pension and OPEB Credits (Costs)	94	7	70	17
Interest Expense	(137)	—	(103)	(34)

INCOME (LOSS) BEFORE INCOME TAXES	(154)	1	598	(753)
Income Tax Benefit (Expense)	152	(1)	(89)	242

NET INCOME (LOSS)	$(2)	$—	$509	$(511)

Reconciling Items Excluded from Net Income (Loss)(c)	674	—	—	674

OPERATING EARNINGS (non-GAAP)	$672	$—	$509	$163

Earnings Per Share
NET INCOME (LOSS)	$0.00	$—	$1.02	$(1.02)

Reconciling Items Excluded from Net Income (Loss) (c)	1.34	—	—	1.34
Share Differential(c)	(0.01)	—	(0.01)	—

OPERATING EARNINGS (non-GAAP)	$1.33	$—	$1.01	$0.32

	Three Months Ended March 31, 2021
	PSEG	Eliminations(b)	PSE&G	CFIO (a)
OPERATING REVENUES	$2,889	$(502)	$2,073	$1,318
OPERATING EXPENSES
Energy Costs	1,029	(502)	849	682
Operation and Maintenance	778	(4)	424	358
Depreciation and Amortization	341	7	241	93

Total Operating Expenses	2,148	(499)	1,514	1,133
OPERATING INCOME	741	(3)	559	185
Income from Equity Method Investments	3	—	—	3
Net Gains (Losses) on Trust Investments	60	1	1	58
Other Income (Deductions)	25	(4)	28	1
Non-Operating Pension and OPEB Credits (Costs)	82	4	66	12
Interest Expense	(146)	—	(98)	(48)

INCOME BEFORE INCOME TAXES	765	(2)	556	211
Income Tax Expense	(117)	2	(79)	(40)

NET INCOME	$648	$—	$477	$171

Reconciling Items Excluded from Net Income(c)	2	—	—	2

OPERATING EARNINGS (non-GAAP)	$650	$—	$477	$173

Earnings Per Share
NET INCOME	$1.28	$—	$0.94	$0.34

Reconciling Items Excluded from Net Income(c)	—	—	—	—

OPERATING EARNINGS (non-GAAP)	$1.28	$—	$0.94	$0.34

(a)	Includes activities at PSEG Power, Energy Holdings, PSEG Long Island and the Parent.
(b)	Includes intercompany eliminations and activity at PSEG Services Corporation.
(c)

See Attachments 7 and 8 for details of items excluded from Net Income (Loss) to compute Operating Earnings (non-GAAP) and the impact of using different share amounts (Share Differential) for calculating earnings per share for PSEG’s consolidated GAAP Net Income (Loss) versus consolidated Operating Earnings (non-GAAP).

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Capitalization Schedule

(Unaudited, $ millions)

	March 31, 2022	December 31, 2021
DEBT
Commercial Paper and Loans	$1,676	$3,519
Long-Term Debt*	17,668	15,919

Total Debt	19,344	19,438
STOCKHOLDERS’ EQUITY
Common Stock	4,978	5,045
Treasury Stock	(1,336)	(896)
Retained Earnings	10,366	10,639
Accumulated Other Comprehensive Loss	(410)	(350)

Total Stockholders’ Equity	13,598	14,438

Total Capitalization	$32,942	$33,876

*	Includes current portion of Long-Term Debt

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, $ millions)

	Three Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(2)	$648
Adjustments to Reconcile Net Income (Loss) to Net Cash Flows From Operating Activities	474	379

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	472	1,027

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	1,183	(624)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(876)	(134)

Net Change in Cash, Cash Equivalents and Restricted Cash	779	269
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	863	572

Cash, Cash Equivalents and Restricted Cash at End of Period	$1,642	$841

Attachment 4

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales

(Unaudited)

March 31, 2022

Electric Sales

	Three Months	Change vs.
Sales (millions kWh)	Ended	2021
Residential	3,201	(2%)
Commercial & Industrial	6,511	4%
Other	100	1%

Total	9,812	2%

Gas Sold and Transported

	Three Months	Change vs.
Sales (millions therms)	Ended	2021
Firm Sales
Residential Sales	740	(0%)
Commercial & Industrial	495	5%

Total Firm Sales	1,235	2%

Non-Firm Sales*
Commercial & Industrial	159	(43%)

Total Non-Firm Sales	159

Total Sales	1,394	(7%)

*	Contract Service Gas rate included in non-firm sales

Weather Data*
	Three Months	Change vs.
	Ended	2021
Degree Days - Actual	2,533	4%
Degree Days - Normal	2,519

*

Winter weather as defined by heating degree days (HDD) to serve as a measure for the need for heating. For each day, HDD is calculated as HDD = 65°F – the average hourly daily temperature. The measures use data provided by the National Oceanic and Atmospheric Administration based on readings from Newark Liberty International Airport. Comparisons to normal are based on twenty years of historic data.

Attachment 5

Nuclear Generation Measures

(Unaudited)

	GWhr Breakdown
	Three Months Ended
	March 31,
	2022	2021
Nuclear - NJ	5,550	5,351
Nuclear - PA	2,894	2,894

	8,444	8,245

	% Generation
	Three Months Ended
	March 31,
	2022	2021
Nuclear - NJ	66%	65%
Nuclear - PA	34%	35%

	100%	100%

Attachment 6

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Statistical Measures

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Weighted Average Common Shares Outstanding (millions)*
Basic	501	504
Diluted	501	507
Stock Price at End of Period	$70.00	$60.21
Dividends Paid per Share of Common Stock	$0.54	$0.51
Dividend Yield	3.1%	3.4%
Book Value per Common Share	$27.35	$32.33
Market Price as a Percent of Book Value	256%	186%

*

Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the three months ended March 31, 2022 as their impact was antidilutive to GAAP results.

Attachment 7

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidated Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended March 31,
	2022	2021
	($ millions, Unaudited)
Net Income (Loss)	$(2)	$648
(Gain) Loss on Nuclear Decommissioning Trust (NDT)
Fund Related Activity, pre-tax	72	(55)
(Gain) Loss on Mark-to-Market (MTM), pre-tax(a)	845	47
Plant Retirements, Dispositions and Impairments, pre-tax(b)	16	—
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(c)	(259)	10

Operating Earnings (non-GAAP)	$672	$650

PSEG Fully Diluted Average Shares Outstanding (in millions)(d)	501	507

	($ Per Share Impact— Diluted, Unaudited)

Net Income (Loss)	$0.00	$1.28
(Gain) Loss on NDT Fund Related Activity, pre-tax	0.14	(0.11)
(Gain) Loss on MTM, pre-tax(a)	1.69	0.09
Plant Retirements, Dispositions and Impairments, pre-tax(b)	0.03	—
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(c)	(0.52)	0.02
Share Differential(d)	(0.01)	—

Operating Earnings (non-GAAP)	$1.33	$1.28

(a)	Includes the financial impact from positions with forward delivery months.
(b)	Amount for the three months ended March 31, 2022 includes the results for fossil generation sold in February 2022.
(c)	Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds.
(d)

Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the three months ended March 31, 2022 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 504 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results. As a result of the use of different denominators for non-GAAP Operating Earnings and GAAP Net Loss, a reconciling line item, “Share Differential,” has been added to the year-to-date 2022 results to reconcile the two Earnings/(Loss) per share calculations.

Attachment 8

CFIO Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended March 31,
	2022	2021
	($ millions, Unaudited)
Net Income (Loss)	$(511)	$171
(Gain) Loss on NDT Fund Related Activity, pre-tax	72	(55)
(Gain) Loss on MTM, pre-tax(a)	845	47
Plant Retirements, Dispositions and Impairments, pre-tax(b)	16	—
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(c)	(259)	10

Operating Earnings (non-GAAP)	$163	$173

PSEG Fully Diluted Average Shares Outstanding (in millions)(d)	501	507

(a)	Includes the financial impact from positions with forward delivery months.
(b)	Amount for the three months ended March 31, 2022 includes the results for fossil generation sold in February 2022.
(c)	Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds.
(d)

Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the three months ended March 31, 2022 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 504 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results.